Tidal ETF Trust 485BPOS

Exhibit 99.(d)(xxxviii)(1)

FIRST AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This First Amendment dated as of August 5, 2022, to the Sub-Advisory Agreement dated as of April 28, 2022 (the “Agreement”) is entered into by and between Toroso Investments, LLC (the “Adviser”) and Newday Funds, Inc. d/b/a Newday Impact (the “Sub-Adviser).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Schedule A to add the Newday Sustainable Development Equity ETF (the “Fund”); and

WHEREAS, Section 15.2 of the Agreement allows for the amendment of the Agreement upon approval by the Board of Trustees of Tidal ETF Trust.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with the Amended Schedule A attached hereto, to be effective at the time the Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TOROSO INVESTMENTS, LLC

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	Chief Financial Officer

Newday Funds, Inc.

By:	/s/ Anne Popkin
Name:	Anne Popkin
Title:	President and COO

Amended Schedule A

to the

Sub-Advisory Agreement

by and between

Toroso Investments, LLC

and

Newday Funds, Inc.

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Newday Ocean Health ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [X] Advisory [ ] None
Newday Diversity, Equity & Inclusion ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [X] Advisory [ ] None
Newday Sustainable Development Equity ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [X] Advisory [ ] None